              Exhibit 24

      POWER OF ATTORNEY
            Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Mark M. Chloupek, Keith A. Cline and Daniel E.
Swanstrom II, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigneds individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of CorePoint Lodging
Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as
amended, including without limitation, statements on Form 3, Form 4 and Form 5
(including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of CorePoint Lodging Inc., unless earlier revoked in writing. The undersigned acknowledges that Mark M. Chloupek, Keith A. Cline and Daniel E. Swanstrom II are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.

                 By: /s/ Yao (Rob) Song
                 ------------------------
           Name: Yao (Rob) Song

           Date: March 18, 2021